EXHIBIT 23.03

                           Consent of Independent Auditors
                           -------------------------------



          To the Annuity Board of The Travelers Inc. 401(k)
                            Savings Plan:


          We consent to incorporation by reference in the Registration Statements (Nos. 33-32130, 33-43997 and 33-59524) on Form S-8 of
          The Travelers Inc. 401(k) Savings Plan of our report dated June 16, 1994 relating to the combining statements of financial position of The Travelers Inc. 401(k) Savings Plan as of December 31, 1993 and 1992 and the related combining statements of operations and changes in plan equity for the years then ended which report is being filed with Form 10-K/A-1 as an amendment to the 1993 Annual Report on Form 10-K of The Travelers Inc.



                                      /s/ KPMG Peat Marwick
                                        KPMG PEAT MARWICK



          Baltimore, Maryland
          June 24, 1994

                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------




We consent to the incorporation by reference in the registration statement of The Travelers Inc. on Form S-8 (File No. 33-52027) of our report, which includes an explanatory paragraph concerning the fact that in 1993 the Plan changed its method of accounting for amounts allocated to participants who have elected to withdraw from the Plan, but have not yet been paid, and an explanatory paragraph concerning the fact that net assets available for plan benefits include securities whose values have been estimated by the trustee of ESOP (Fund 9) and that those values may differ significantly from the values that would have been used had a ready market for the securities existed, dated March 18, 1994 on our audits of the statements of net assets available for plan benefits as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993 of The Travelers Savings, Investment and Stock Ownership Plan, which report is being filed with Form 10-K/A-1 as an amendment to the 1993 Annual Report on Form 10-K of The Travelers Inc.






                                                 /s/ Coopers & Lybrand
                                                   Coopers & Lybrand


Hartford, Connecticut
June 24, 1994

                                                    Exhibit 23.03
                                                    -------------




                      INDEPENDENT AUDITORS' CONSENT
                      -----------------------------


   The Board of Directors
   American Capital Management & Research, Inc.


   We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-37399) of our report dated May 26,
   1994 relating the financial statements of American Capital
   Management & Research, Inc. Profit Sharing and Savings Plan as of December 31, 1993 and 1992, and for each of the years in the two-year period ended December 31, 1993, which report is being filed with Form 10-K/A-1 as an amendment to the 1993 Annual Report on Form 10-K of The Travelers Inc.




                                   /s/ KPMG PEAT MARWICK
                                     KPMG PEAT MARWICK


   Houston, Texas
   June 22, 1994